As filed with the Securities and Exchange Commission on July 12, 2017

Registration Statement No. 333-217446

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-11

FOR REGISTRATION

UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

TPG RE Finance Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

888 Seventh Avenue, 35th Floor

New York, New York 10106

Tel: (212) 601-7400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Greta Guggenheim

Chief Executive Officer and President

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Tel: (212) 601-7400

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

David S. Freed, Esq. E. Ramey Layne, Esq. Vinson & Elkins LLP 666 Fifth Avenue New York, New York 10103-0040 Tel: (212) 237-0000 Fax: (212) 237-0100	Edward F. Petrosky, Esq. J. Gerard Cummins, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5300 Fax: (212) 839-5599

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share	12,650,000	$21.00	$265,650,000	$30,789(3)

(1)	Includes shares of common stock subject to the underwriters’ purchase option.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

TPG RE Finance Trust, Inc. is filing this Amendment No. 4 to its registration statement on Form S-11 (File No. 333-217446), as amended, solely to: (i) file exhibits 1.1, 5.1, 8.1, 23.1 (included in exhibit 5.1) and 23.2 (included in exhibit 8.1); and (ii) make conforming changes to Item 36(b) of Part II of the registration statement, the signature page and the exhibit index. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the registration statement, the exhibit index and the filed exhibits. The preliminary prospectus is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses and Issuance and Distribution

Set forth below are the fees and expenses, other than the underwriting discount, to be incurred by us in connection with the issuance and distribution of the common stock being registered. All amounts set forth below are estimates, except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

SEC registration fee	$30,789
FINRA filing fee	40,348
New York Stock Exchange listing fee	150,000
Legal fees and expenses	2,800,000
Printing and engraving expenses	750,000
Accounting fees and expenses	725,500
Transfer agent’s fees and expenses	3,500
Deferred purchase price due to German American Capital Corporation	2,000,000
Miscellaneous	399,863

Total	$6,900,000

Item 32. Sales to Special Parties

None.

Item 33. Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement on Form S-11, we sold unregistered securities to a limited number of persons, as described below:

•	On December 19, 2014, we issued 23,865,684 shares of common stock to certain investors for an aggregate purchase price of $596.6 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in transactions that did not involve any public offering.

•	On January 21, 2015, in order to satisfy the 100-holder REIT requirement under the Internal Revenue Code, we issued 125 shares of 12.5% Series A cumulative non-voting preferred stock, with a liquidation preference of $1,000 per share, to certain unaffiliated third parties at a price of $1,000 per share, for gross proceeds of $125,000. The placement agent for this offering was H&L Equities, LLC, an unaffiliated entity, which received a placement agent fee of $6,250 in connection with the placement. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

•

On February 17, 2015, we issued 113,800 shares of our Class A common stock to TPG RE Finance Trust Management, L.P. in exchange for 113,800 shares of common stock that we previously issued to TPG RE Finance Trust Management, L.P. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof because the shares of Class A common stock were issued to an existing stockholder and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

•	On April 27, 2015, we issued 1,934,719 shares of common stock and 10,132 shares of Class A common stock to certain investors for an aggregate purchase price of $50.0 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

•	On April 21, 2015, we issued 533,400 shares of our Class A common stock to TPG Holdings III, L.P. in exchange for 533,400 shares of common stock that we previously issued to TPG Holdings III, L.P. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof because the shares of Class A common stock were issued to an existing stockholder and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

•	On June 30, 2015, we issued 1,581,233 shares of common stock and 8,273 shares of Class A common stock to certain investors for an aggregate purchase price of $40.0 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

•	On September 3, 2015, we issued 1,575,347 shares of common stock and 8,242 shares of Class A common stock to certain investors for an aggregate purchase price of $40.0 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

•	On December 31, 2015, we issued 109,311 shares of Class A common stock to certain investors for an aggregate purchase price of $2.7 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

•	On April 11, 2016, we issued 3,987,337 shares of common stock and 74,401 shares of Class A common stock to certain investors for an aggregate purchase price of $100.0 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

•	On October 3, 2016, we issued an aggregate of 5,962,933 shares of common stock and 109,941 shares of Class A common stock to certain investors for an aggregate purchase price of $150.0 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

•	On June 15, 2017, we issued an aggregate of 992,166 shares of common stock and 14,711 shares of Class A common stock to certain existing stockholders for an aggregate purchase price of $25.0 million. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof because the shares were issued in a transaction that did not involve any public offering.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party to, or witness in, by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was (1) committed in bad faith or (2) the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation, or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, such indemnification is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any individual who is a present or former director or officer of our company and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Upon the completion of this offering, we expect to enter into customary indemnification agreements with each of our directors and executive officers that will obligate us to indemnify them to the maximum extent permitted under Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under our Management Agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us, which limits our Manager’s obligations to us to those specifically set forth in our Management Agreement. The ability of our Manager and its officers and other personnel of TPG provided to our Manager, including our chairman and executive officers, to engage in other business activities may reduce the time they spend managing us.

Item 35. Treatment of Proceeds from Stock Being Registered

None of the proceeds of this offering will be credited to an account other than the appropriate capital account.

Item 36. Financial Statements and Exhibits

(a) Financial Statements and Financial Statement Schedule. See page F-1 for an index of the financial statements included in this registration statement on Form S-11.

(b) Exhibits. The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Description
1.1	Form of Underwriting Agreement

3.1**	Form of Articles of Amendment and Restatement of TPG RE Finance Trust, Inc.

3.2**	Form of Amended and Restated Bylaws of TPG RE Finance Trust, Inc.

4.1**	Specimen Common Stock Certificate of TPG RE Finance Trust, Inc.

4.2**	Indenture, dated as of December 18, 2014, among TPG RE Finance Trust CLO Issuer, L.P., TPG RE Finance Trust GENPAR, Inc. and U.S. Bank National Association

5.1	Opinion of Venable LLP regarding the validity of the securities being registered

8.1	Opinion of Vinson & Elkins LLP regarding tax matters

10.1**	Form of Management Agreement between TPG RE Finance Trust, Inc. and TPG RE Finance Trust Management, L.P., to be effective upon completion of this offering

10.2**	Registration Rights Agreement, dated as of December 15, 2014, by and among TPG RE Finance Trust, Inc. and other parties named therein (supersedes the agreement filed as Exhibit 10.2 to the Registration Statement on Form S-11 (File No. 333-217446) filed by the registrant on April 25, 2017)

10.3**	2017 Equity Incentive Plan of TPG RE Finance Trust, Inc.

10.4**	Form of Indemnification Agreement between TPG RE Finance Trust, Inc. and each of its directors and officers

10.5**	Form of Trademark License Agreement between TPG RE Finance Trust, Inc. and Tarrant Capital IP, LLC

10.6**	Master Repurchase and Securities Contract, dated as of May 25, 2016, by and between TPG RE Finance 11, Ltd. and Wells Fargo Bank, National Association, as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of September 21, 2016

10.7**	Guarantee Agreement, dated as of May 25, 2016, made by TPG RE Finance Trust Holdco, LLC in favor of Wells Fargo Bank, National Association

10.8**	Master Repurchase and Securities Contract Agreement, dated as of May 4, 2016, between TPG RE Finance 12, Ltd. and Morgan Stanley Bank, N.A.

10.9**	Guaranty, dated as of May 4, 2016, made by TPG RE Finance Trust Holdco, LLC in favor of Morgan Stanley Bank, N.A.

10.10**	Master Repurchase Agreement, dated as of August 20, 2015, by and between TPG RE Finance 1, Ltd. and JPMorgan Chase Bank, National Association, as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of September 29, 2015, that certain Second Amendment to Master Repurchase Agreement, made as of March 14, 2016 and that certain Amendment No. 3 to Master Repurchase Agreement dated as of November 14, 2016

10.11**	Guarantee Agreement, dated as of August 20, 2015, made by TPG RE Finance Trust Holdco, LLC in favor of JPMorgan Chase Bank, National Association

10.12**	Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015, by and between TPG RE Finance 2, Ltd. and Goldman Sachs Bank USA, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015, and that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of November 3, 2016

10.13**	Guarantee Agreement, dated as of August 19, 2015, made by TPG RE Finance Trust Holdco, LLC in favor of Goldman Sachs Bank USA, as amended by that certain First Amendment to Guarantee Agreement, dated as of November 3, 2016

10.14**	Loan and Security Agreement, dated as of June 26, 2015, between TPG RE Finance 4, LLC and Deutsche Bank AG, New York Branch, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2015, and that certain Second Amendment to Loan and Security Agreement and Amendment to Loan Documents, dated as of October 21, 2016

10.15**	Guaranty of Recourse Obligations, executed as of June 26, 2015, by TPG RE Finance Trust Holdco, LLC for the benefit of Deutsche Bank AG, New York Branch

10.16**	Loan and Security Agreement, dated as of August 13, 2015, between TPG RE Finance 6, LLC and Deutsche Bank AG, New York Branch, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2015

10.17**	Guaranty of Recourse Obligations, executed as of August 13, 2015, by TPG RE Finance Trust Holdco, LLC for the benefit of Deutsche Bank AG, New York Branch

10.18**	Loan and Security Agreement, dated as of September 25, 2015, between TPG RE Finance 9, LLC and Deutsche Bank AG, New York Branch, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2015

10.19**	Guaranty of Recourse Obligations, executed as of September 25, 2015, by TPG RE Finance Trust Holdco, LLC for the benefit of Deutsche Bank AG, New York Branch

10.20**	Loan Agreement, made and entered into effective as of August 23, 2016, by and between TPG RE Finance 15, LLC and Bank of the Ozarks

10.21**	Master Repurchase and Securities Contract, dated as of March 31, 2017, between TPG RE Finance 14, Ltd. and U.S. Bank National Association

10.22**	Limited Guaranty, dated as of March 31, 2017, made by TPG RE Finance Trust Holdco, LLC in favor of U.S. Bank National Association

10.23**	Collateral Management Agreement, dated as of December 18, 2014, by and between TPG RE Finance Trust CLO Issuer, L.P., acting by TPG RE Trust GenPar, Inc., as its General Partner, and TPG RE Finance Trust Management, L.P.

10.24**	Master Co-Lender Agreement, dated as of December 29, 2014, among TPG RE Finance Trust CLO Issuer, L.P., TPG RE Finance Trust CLO Issuer Sub, Ltd., TPG RE Finance Trust CLO TRS Corp., TPG RE Finance Trust CLO TRS 1 Corp., TPG RE Finance Trust CLO TRS 2 Corp., German American Capital Corporation, Deutsche Bank Trust Company Americas and Deutsche Bank AG New York Branch

10.25**	Amendment No. 2 to Master Repurchase and Securities Contract, dated as of December 22, 2016, between and among TPG RE Finance 11, Ltd., TPG RE Finance Trust Holdco, LLC and Wells Fargo Bank, National Association

10.26**	Amendment No. 3 to Master Repurchase and Securities Contract, dated as of June 8, 2017, between and among TPG RE Finance 11, Ltd., TPG RE Finance Trust Holdco, LLC and Wells Fargo Bank, National Association

10.27**	Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 12, 2017, by and between Goldman Sachs Bank USA and TPG RE Finance 2, Ltd.

16.1**	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 25, 2017

21.1**	List of Subsidiaries of TPG RE Finance Trust, Inc.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)

23.3**	Consent of Deloitte & Touche LLP

23.4**	Consent of PricewaterhouseCoopers LLP

24.1**	Power of Attorney (included on the signature page to this registration statement)

99.1**	Consent of Michael Gillmore to be named as an Independent Director

99.2**	Consent of Wendy Silverstein to be named as an Independent Director

99.3**	Consent of Bradley Smith to be named as an Independent Director

99.4**	Consent of Gregory White to be named as an Independent Director

**	Previously filed.

Item 37. Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of July, 2017.

TPG RE FINANCE TRUST, INC.

By:	/s/ Greta Guggenheim
Name:	Greta Guggenheim
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Greta Guggenheim Greta Guggenheim	Chief Executive Officer and President and Director (Principal Executive Officer)	July 12, 2017

/s/ Robert Foley Robert Foley	Chief Financial and Risk Officer (Principal Financial and Accounting Officer)	July 12, 2017

* Avi Banyasz	Chairman of the Board of Directors	July 12, 2017

* Kelvin Davis	Director	July 12, 2017

*By:	/s/ Robert Foley
Name: Robert Foley
Title: Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1**	Form of Articles of Amendment and Restatement of TPG RE Finance Trust, Inc.

3.2**	Form of Amended and Restated Bylaws of TPG RE Finance Trust, Inc.

4.1**	Specimen Common Stock Certificate of TPG RE Finance Trust, Inc.

4.2**	Indenture, dated as of December 18, 2014, among TPG RE Finance Trust CLO Issuer, L.P., TPG RE Finance Trust GENPAR, Inc. and U.S. Bank National Association

5.1	Opinion of Venable LLP regarding the validity of the securities being registered

8.1	Opinion of Vinson & Elkins LLP regarding tax matters

10.1**	Form of Management Agreement between TPG RE Finance Trust, Inc. and TPG RE Finance Trust Management, L.P., to be effective upon completion of this offering

10.2**	Registration Rights Agreement, dated as of December 15, 2014, by and among TPG RE Finance Trust, Inc. and other parties named therein (supersedes the agreement filed as Exhibit 10.2 to the Registration Statement on Form S-11 (File No. 333-217446) filed by the registrant on April 25, 2017)

10.3**	2017 Equity Incentive Plan of TPG RE Finance Trust, Inc.

10.4**	Form of Indemnification Agreement between TPG RE Finance Trust, Inc. and each of its directors and officers

10.5**	Form of Trademark License Agreement between TPG RE Finance Trust, Inc. and Tarrant Capital IP, LLC

10.6**	Master Repurchase and Securities Contract, dated as of May 25, 2016, by and between TPG RE Finance 11, Ltd. and Wells Fargo Bank, National Association, as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of September 21, 2016

10.7**	Guarantee Agreement, dated as of May 25, 2016, made by TPG RE Finance Trust Holdco, LLC in favor of Wells Fargo Bank, National Association

10.8**	Master Repurchase and Securities Contract Agreement, dated as of May 4, 2016, between TPG RE Finance 12, Ltd. and Morgan Stanley Bank, N.A.

10.9**	Guaranty, dated as of May 4, 2016, made by TPG RE Finance Trust Holdco, LLC in favor of Morgan Stanley Bank, N.A.

10.10**	Master Repurchase Agreement, dated as of August 20, 2015, by and between TPG RE Finance 1, Ltd. and JPMorgan Chase Bank, National Association, as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of September 29, 2015, that certain Second Amendment to Master Repurchase Agreement, made as of March 14, 2016 and that certain Amendment No. 3 to Master Repurchase Agreement, dated as of November 14, 2016

10.11**	Guarantee Agreement, dated as of August 20, 2015, made by TPG RE Finance Trust Holdco, LLC in favor of JPMorgan Chase Bank, National Association

10.12**	Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015, by and between TPG RE Finance 2, Ltd. and Goldman Sachs Bank USA, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015, and that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of November 3, 2016

10.13**	Guarantee Agreement, dated as of August 19, 2015, made by TPG RE Finance Trust Holdco, LLC in favor of Goldman Sachs Bank USA, as amended by that certain First Amendment to Guarantee Agreement, dated as of November 3, 2016

10.14**	Loan and Security Agreement, dated as of June 26, 2015, between TPG RE Finance 4, LLC and Deutsche Bank AG, New York Branch, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2015, and that certain Second Amendment to Loan and Security Agreement and Amendment to Loan Documents, dated as of October 21, 2016

10.15**	Guaranty of Recourse Obligations, executed as of June 26, 2015, by TPG RE Finance Trust Holdco, LLC for the benefit of Deutsche Bank AG, New York Branch

10.16**	Loan and Security Agreement, dated as of August 13, 2015, between TPG RE Finance 6, LLC and Deutsche Bank AG, New York Branch, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2015

10.17**	Guaranty of Recourse Obligations, executed as of August 13, 2015, by TPG RE Finance Trust Holdco, LLC for the benefit of Deutsche Bank AG, New York Branch

10.18**	Loan and Security Agreement, dated as of September 25, 2015, between TPG RE Finance 9, LLC and Deutsche Bank AG, New York Branch, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2015

10.19**	Guaranty of Recourse Obligations, executed as of September 25, 2015, by TPG RE Finance Trust Holdco, LLC for the benefit of Deutsche Bank AG, New York Branch

10.20**	Loan Agreement, made and entered into effective as of August 23, 2016, by and between TPG RE Finance 15, LLC and Bank of the Ozarks

10.21**	Master Repurchase and Securities Contract, dated as of March 31, 2017, between TPG RE Finance 14, Ltd. and U.S. Bank National Association

10.22**	Limited Guaranty, dated as of March 31, 2017, made by TPG RE Finance Trust Holdco, LLC in favor of U.S. Bank National Association

10.23**	Collateral Management Agreement, dated as of December 18, 2014, by and between TPG RE Finance Trust CLO Issuer, L.P., acting by TPG RE Trust GenPar, Inc., as its General Partner, and TPG RE Finance Trust Management, L.P.

10.24**	Master Co-Lender Agreement, dated as of December 29, 2014, among TPG RE Finance Trust CLO Issuer, L.P., TPG RE Finance Trust CLO Issuer Sub, Ltd., TPG RE Finance Trust CLO TRS Corp., TPG RE Finance Trust CLO TRS 1 Corp., TPG RE Finance Trust CLO TRS 2 Corp., German American Capital Corporation, Deutsche Bank Trust Company Americas and Deutsche Bank AG New York Branch

10.25**	Amendment No. 2 to Master Repurchase and Securities Contract, dated as of December 22, 2016, between and among TPG RE Finance 11, Ltd., TPG RE Finance Trust Holdco, LLC and Wells Fargo Bank, National Association

10.26**	Amendment No. 3 to Master Repurchase and Securities Contract, dated as of June 8, 2017, between and among TPG RE Finance 11, Ltd., TPG RE Finance Trust Holdco, LLC and Wells Fargo Bank, National Association

10.27**	Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 12, 2017, by and between Goldman Sachs Bank USA and TPG RE Finance 2, Ltd.

16.1**	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 25, 2017

21.1**	List of Subsidiaries of TPG RE Finance Trust, Inc.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)

23.3**	Consent of Deloitte & Touche LLP

23.4**	Consent of PricewaterhouseCoopers LLP

24.1**	Power of Attorney (included on the signature page to this registration statement)

99.1**	Consent of Michael Gillmore to be named as an Independent Director

99.2**	Consent of Wendy Silverstein to be named as an Independent Director

99.3**	Consent of Bradley Smith to be named as an Independent Director

99.4**	Consent of Gregory White to be named as an Independent Director

**	Previously filed.